UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2014

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 26, 2014, Shiloh Industries, Inc. (the "Company") issued a press release announcing its operating results for the first quarter ended January 31, 2014. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

SHILOH INDUSTRIES REPORTS FIRST QUARTER RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated February 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	February 26, 2014	By:	/s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated February 26, 2014

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS FIRST QUARTER RESULTS

VALLEY CITY, Ohio, February 26, 2014 -- Shiloh Industries, Inc. (NASDAQ: SHLO) today reported financial results for its first quarter ended January 31, 2014.

First Quarter Fiscal Year 2014 vs. 2013 Highlights:

•	Sales revenue for the quarter was $183.5 million, an improvement of 26.2 percent.

•	Gross profit for the quarter improved over 66 percent and was $17.8 million, or 9.7 percent of sales revenue.

•	Operating income for the quarter improved 94 percent to $8.0 million.

•	Net income per share diluted improved 93 percent to $0.29 for the quarter, compared to net income of $0.15 per share diluted.
First Quarter Fiscal Year 2014 Results:

The Company reported sales revenue of $183.5 million for the first quarter of fiscal year 2014, an increase of 26 percent from $145.4 million for the first quarter of fiscal year 2013. The increased revenues reflect a 3.6 percent improvement in the North American car and light truck industry production volumes over the first quarter of 2013, with new product launches and sales added from acquisitions.

Gross profit for the first quarter improved 66 percent to $17.8 million, or 9.7 percent of sales revenue, compared to $10.7 million, or 7.4 percent of sales revenue, for the first quarter of 2013. Increased productivity resulting from a sustained focus on continuous improvements in operating and quality metrics along with the increased sales volumes contributed to the increase in gross profit.

-more-

Page 2/Shiloh FY 2014

For the first quarter of fiscal 2014, operating income improved over 94 percent to $8.0 million, compared to $4.1 million in the first quarter of fiscal year 2013.

The Company reported a net income increase of 91 percent for the first quarter of fiscal year 2014 of $4.9 million, or $0.29 per share diluted compared to the first quarter of 2013 net income of $2.6 million, or $0.15 per share diluted, an improvement of 93 percent.

Cash Flow

Net cash flow provided by operating activities for the first quarter of 2014 totaled $5.9 million compared to a use of cash of $1.7 million in the first quarter of 2013. This was accomplished while continuing our investments in both maintenance and technology capital.

"Shiloh is expanding capacity and upgrading equipment at key facilities to the latest technologies as we continue to leverage the growing demand for automotive lightweight solutions," said Ramzi Hermiz, president and chief executive officer. "We are focused on developing new innovations and tools that will expand our capabilities, product mix, and customer diversification."

A conference call to discuss first quarter 2014 results will be held on Wednesday, February 26, 2014, at 11:00 a.m. EDT. To listen to the conference call, dial (888) 461-2024 approximately five minutes prior to the start time and request the Shiloh Industries first quarter conference call.

Headquartered in Valley City, Ohio, Shiloh Industries, Inc. is a leading supplier, providing lightweighting and noise, vibration and harshness (NVH) solutions to automotive, commercial vehicle and other industrial markets. Shiloh delivers these solutions through the design, engineering and manufacturing of first operation blanks, engineered welded blanks, complex stampings, modular assemblies, highly engineered aluminum die casting and machined components and its patented ShilohCore™ acoustic laminate metal solution serving the body-in-white, emission, powertrain, structural and seating needs of OEM and Tier 1 customers. The company has multiple locations across North America, including Georgia, Indiana, Kentucky, Michigan, Ohio, Tennessee, Wisconsin and Mexico, and has approximately 2,000 employees. For more information visit www.shiloh.com.

###

Certain statements made by the Company in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; the Company's ability to successfully integrate acquired businesses; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	January 31, 2014	October 31, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,023	$398
Accounts receivable, net of allowance for doubtful accounts of $294 and $341 at January 31, 2014 and October 31, 2013, respectively	98,977	116,837
Related-party accounts receivable	2,060	673
Inventories, net	48,645	42,924
Deferred income taxes	2,828	2,829
Prepaid expenses	3,804	3,095
Other assets	23	23
Total current assets	157,360	166,779
Property, plant and equipment, net	197,835	197,874
Goodwill	6,768	6,768
Intangible assets, net	17,060	17,605
Deferred income taxes	328	—
Other assets	2,708	2,927
Total assets	$382,059	$391,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$771	$882
Accounts payable	77,736	87,977
Accrued income taxes	1,530	1,666
Other accrued expenses	24,407	26,416
Total current liabilities	104,444	116,941
Long-term debt	116,726	119,384
Long-term benefit liabilities	21,331	21,287
Deferred income taxes	1,048	969
Other liabilities	2,286	2,223
Total liabilities	245,835	260,804
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2014 and October 31, 2013, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 17,131,784 and 17,031,316 shares issued and outstanding at January 31, 2014 and October 31, 2013, respectively	171	170
Paid-in capital	66,855	66,312
Retained earnings	95,688	90,749
Accumulated other comprehensive loss: Pension related liability, net	(26,490)	(26,082)
Total stockholders’ equity	136,224	131,149
Total liabilities and stockholders’ equity	$382,059	$391,953

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended January 31,
	2014	2013
Revenues	$183,539	$145,383
Cost of sales	165,693	134,645
Gross profit	17,846	10,738
Selling, general and administrative expenses	10,945	6,614
Asset recovery, net of impairments	(1,120)	(7)
Operating income	8,021	4,131
Interest expense	886	430
Interest income	3	6
Other expense	18	23
Income before income taxes	7,120	3,684
Provision for income taxes	2,181	1,101
Net income	$4,939	$2,583
Earnings per share:
Basic earnings per share	$0.29	$0.15
Basic weighted average number of common shares	17,113	16,988
Diluted earnings per share	$0.29	$0.15
Diluted weighted average number of common shares	17,208	17,040

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollar amounts in thousands)

	Three Months Ended January 31,
	2014	2013
Net income	$4,939	$2,583
Other comprehensive income, net of tax:
Defined benefit pension plans & other postretirement benefits
Actuarial net loss	(540)	—
Asset net loss	(386)	—
Recognized gain	269	—
Income tax - benefit	249	—
Total defined benefit pension plans & other post retirement benefits, net of tax	(408)	—
Comprehensive income, net	$4,531	$2,583

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Three Months Ended January 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,939	$2,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,419	4,252
Asset recovery, net of impairments	(1,120)	(7)
Amortization of deferred financing costs	261	75
Deferred income taxes	—	5
Stock-based compensation expense	150	187
Gain on sale of assets	(127)	—
Changes in operating assets and liabilities:
Accounts receivable	16,473	6,908
Inventories	(5,721)	1,265
Prepaids and other assets	(734)	(283)
Payables and other liabilities	(14,508)	(17,477)
Accrued income taxes	(136)	808
Net cash provided by (used for) operating activities	5,896	(1,684)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,781)	(5,769)
Acquisitions, net of cash acquired	—	(62,684)
Proceeds from sale of assets	1,253	7
Net cash used in investing activities	(2,528)	(68,446)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividends	—	(4,226)
Payment of capital lease	(16)	—
Proceeds from long-term borrowings	2,600	78,850
Repayments of long-term borrowings	(5,618)	(4,300)
Payment of deferred financing costs	(16)	(307)
Proceeds from exercise of stock options	307	79
Net cash provided by (used for) financing activities	(2,743)	70,096
Net increase (decrease) in cash and cash equivalents	625	(34)
Cash and cash equivalents at beginning of period	398	174
Cash and cash equivalents at end of period	$1,023	$140
Supplemental Cash Flow Information:
Cash paid for interest	$772	$331
Cash paid for income taxes	$2,168	$61

Non-cash Investing and Financing Activities:
Equipment acquired under capital lease	$467	$—